FORM 8-A

                  Securities and Exchange Commission
                        Washington, D.C. 20549

          For registration of certain classes of securities
               pursuant to section 12(b) or (g) of the
                   Securities Exchange Act of 1934


                     UPTOWN RESTAURANT GROUP, INC.
        (Exact name of registrant as specified in its charter)


         COLORADO                                 65-0835444
       (State of incorporation              (I.R.S. Employer
         or organization)                 Identification No.)


        955 E. Javelina Avenue, Suite 114, Mesa, Arizona 85204
        (Address of principal executive offices)     (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:

     Title of each class           Name of each exchange on which
     to be so registered           each class is to be registered

            N/A                              N/A

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.[ ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.[X]

Securities Act registration statement file number to which this form relates: 333-32260

          Common Stock
        (Title of Class)

         Information required in registration statement

Item 1. Description of Registrant's Securities to be Registered.

     The registrant incorporates by reference herein the description of securities included in its Form SB-2 registration statement, Securities and Exchange Commission File No. 333-32260.

     In addition, the registrant will be filing with the Securities and Exchange Commission a form of prospectus pursuant to its Form SB-2 registration statement, and the description of securities contained therein shall be deemed to be incorporated by reference in this Form 8-A registration statement.

Item 2. Exhibits.

     1.   Copies of the last annual report filed pursuant to
Section 13 or 15(d) of the Act or, if no such report has yet been filed, copies of the latest registration statement filed pursuant to Section 12(b) or (g) of the Act, or pursuant to the Securities Act of 1933:

               A.   Registrant's Form SB-2, 3rd Amendment, filed
               September 7, 2000 pursuant to the Securities Act of 1933 is attached as Exhibit 1.

     2. Copies of all current, quarterly or semi-annual reports filed pursuant to Section 13 or 15(d) of the Act since the end of the fiscal year covered by the annual report filed pursuant to Instruction II.1 of Form 8-A, or if none, since the effective date of the latest registration statement so filed:

               A.   Registrant has filed no such reports.

     3. Copies of the latest definitive proxy statement or information statement, if any, filed with the Commission pursuant to Section 14 of the Act:

               A.   Registrant has filed no such proxy
               statements.

     4. Copies of the charter and bylaws, or instruments corresponding thereto, and copies of any other documents defining the rights of holders of the securities to be registered:

               A.   Copies of registrant's Articles of
               Incorporation and Bylaws are attached as Exhibits
               1, 2, 3 and 4.

     5. Specimens or copies of each security to be registered hereunder:

               A.   A specimen of Registrant's common stock
               certificate is attached as Exhibit 5.

     6. Copies of the last annual report submitted to stockholders by the registrant or its predecessors. Such annual report shall not be deemed to be "filed" with the exchange or otherwise subject to the liabilities of Section 18 of the Act, except to the extent it may already be subject thereto:

               A. Registrant has not submitted annual reports to its shareholders prior to its present registration under the Securities Exchange Act of 1934.

                           Signature

     Pursuant to the requirements of Section 12 of the Securities
Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                    UPTOWN RESTAURANT GROUP, INC. (Registrant)

                    Date: September 7, 2000


                    By: Robert D. Palmer, Jr.
                        President, Chairman of Board of Directors